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                                                                    EXHIBIT 3.18

                                                                          [SEAL]

                               ARTICLES OF MERGER

                                       OF

                              BRIGAM MEDICAL, INC.

                                      INTO

                                JMB MEDICAL, INC.

     Pursuant to Section 55-11-05 of the North Carolina General Statutes and Georgia Official Code Section 14-2-1105, the undersigned JMB MEDICAL, INC., the surviving corporation, submits these ARTICLES OF MERGER:

                                    ARTICLE I

     Subject to the Amendment to Articles of Incorporation of JMB MEDICAL, INC. hereinafter stated, the name of the surviving corporation is JMB MEDICAL, INC., a corporation duly organized and existent under the laws of the State of North Carolina.

                                   ARTICLE II

     The name of the merged corporation is BRIGAM MEDICAL, INC., a corporation heretofore duly organized and existent under the laws of the State of Georgia.

                                   ARTICLE III

     Attached hereto and incorporated herein by reference is a true copy of the PLAN OF MERGER between JMB MEDICAL, INC. and BRIGAM MEDICAL, INC. that was duly adopted by the Board of Directors of each corporation and approved by the singular holder of all of the issued shares of the capital stock of both corporations.

                                   ARTICLE IV

     With respect to both the surviving corporation and the merging corporation, shareholder approval was required and in each instance was unanimously approved by the sole shareholder of each corporation as required by Chapter 55 of the North Carolina General Statutes and Title 14 of the Georgia Official Code. As to each of the corporations, there were 500 shares of common stock outstanding and entitled to vote and, in each instance, all 500 shares were voted for the merger and no shares were voted against the merger.

                                    ARTICLE V

     As stated in the PLAN OF MERGER attached hereto, the Articles Of Incorporation of JMB MEDICAL, INC. are hereby amended and changed to read as follows:

Certificate Number: 5535974-1   Page: 1 of 4
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                             PLAN OF MERGER BETWEEN

                              BRIGAM MEDICAL, INC.

                                       AND

                                JMB MEDICAL, INC.

     This PLAN OF MERGER (hereinafter called the "Plan") made and entered into this 16th day of December, 1994 by and among BRIGAM MEDICAL, INC., a Georgia Corporation (hereinafter sometimes called "BRIGAM MEDICAL"), JMB MEDICAL, INC., a North Carolina Corporation (sometimes hereinafter called "JMB") and BRIGAM, INC., a North Carolina Corporation that owns all of the issued and outstanding shares of the capital stock of both BRIGAM MEDICAL and JMB:

                              W I T N E S S E T H:

     WHEREAS, BRIGAM MEDICAL, INC. is a corporate entity duly organized and existent under the laws of the State of Georgia; and,

     WHEREAS, JMB MEDICAL, INC. is a corporate entity duly organized and existent under the laws of the State of North Carolina; and,

     WHEREAS, the Boards of Directors of each of said corporations deems it advisable and for the benefit of each corporation and their common shareholder that BRIGAM MEDICAL merge into JMB and that the name of the surviving corporation be changed to BRIGAM MEDICAL, INC.; and,

     WHEREAS, each of said corporations is a wholly owned subsidiary of BRIGAM, INC., a North Carolina Corporation, in that BRIGAM, INC. owns all of the issued and outstanding shares of the capital stock of both BRIGAM MEDICAL and JMB; and,

     WHEREAS, BRIGAM, INC., acting in its capacity as the sole shareholder of both BRIGAM MEDICAL and JMB expressly consents to the merger of BRIGAM MEDICAL into JMB upon the terms hereinafter recited;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, it is agreed by and among the parties hereto that:

1. BRIGAM MEDICAL, a Georgia Corporation, shall be merged into JMB, a North Carolina Corporation.

2. JMB shall be the surviving corporation and BRIGAM MEDICAL, a Georgia Corporation, shall cease to exist.

3.   The name of JMB shall be changed to BRIGAM MEDICAL, INC.

Certificate Number: 5535974-1   Page: 2 of 4
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4.   The Articles of Incorporation of JMB heretofore filed with the North
     Carolina Department of the Secretary of State on December 12, 1994, shall, on the effective date of the merger, be the Articles Of Incorporation of the surviving corporation, provided, that the name of the surviving corporation shall be changed to BRIGAM MEDICAL, INC. on the effective date of the merger.

5. Until altered, amended or repealed as therein provided, the Bylaws of JMB shall be the Bylaws of the surviving corporation.

6. Upon the effective date of the merger, the Directors of the surviving corporations shall be:

          NAME                               ADDRESS
          ----                               -------

          James Michael Bridges              100 Bells Run
                                             Morganton, N.C. 28655

          John H. Cantrell, Jr.              136 Mimosa Hills Drive
                                             Morganton, N.C. 28655

          James E. Huskins                   117 Charleston Drive
                                             Mooresville, N.C. 28115

          William F. Wall                    108 Woodside Street
                                             Morganton, N.C. 28655

     The above named Directors shall hold office until their successors are duly elected.

7. Upon the effective date of the merger, each share of the capital stock of BRIGAM MEDICAL (the Georgia Corporation) shall be converted into Ten (10) shares of the capital stock of the surviving corporation.

8.   Upon the effective date of the merger,

     a. The title to all real estate and to all tangible and intangible personal properties, as well as all property rights owned by BRIGAM MEDICAL and JMB, shall be vested in the surviving corporation;

     b. The surviving corporation shall have all liabilities of both corporations, to-wit: BRIGAM MEDICAL and JMB;

     c. The surviving corporation shall be deemed to be substituted in any proceeding then pending against either of the corporations and in all contracts or other documents to or in which either of the corporations is a designated party.

Certificate Number: 5535974-1   Page 3 of 4
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9.   The Articles Of Merger hereinafter filed shall include an amendment by which the name of JMB MEDICAL, INC. is changed to BRIGAM MEDICAL, INC.

     IN WITNESS WHEREOF, BRIGAM MEDICAL, INC. and JMB MEDICAL, INC. have caused this PLAN OF MERGER to be executed by their respective authorized officers and BRIGAM, INC., the sole shareholder of both BRIGAM MEDICAL, INC. and JMB MEDICAL, INC., has consented to the PLAN OF MERGER by causing the execution of the same by its authorized officers this 16th day of December, 1994.

                                                BRIGAM MEDICAL, INC.

                                                By: /s/ James M. Bridges
                                                    ----------------------------
                                                    JAMES M. BRIDGES,
                                                    President


                                                JMB MEDICAL, INC.

                                                By: /s/ John H. Cantrell, Jr.
                                                    ----------------------------
                                                    JOHN H. CANTRELL, JR.,
                                                    Vice-President


                                                BRIGAM, INC.

                                                By: /s/ James M. Bridges
                                                    ----------------------------
                                                    JAMES M. BRIDGES,
                                                    President

Certificate Number: 5535974-1   Page: 4 of 4